Exhibit 99.1

Note: Guidance for the June quarter 2014 in this investor update excludes special items and mark to market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects a June quarter operating margin of 14% – 16%, a substantial improvement over the 11% operating margin for the June 2013 quarter.
•	Unit revenues for the month of June increased 4.5% year over year as continued corporate and domestic strength offset lower than expected international yields driven by industry-wide capacity increases and lower business demand to Latin America due to the World Cup.
•	For the June quarter, unit revenues increased 6%, in line with initial guidance given in late April.
•	Unit costs are expected to increase by 0% - 1% driven by the benefits of Delta’s domestic refleeting and cost containment initiatives.
•	Delta expects to generate ~$2.0 billion of operating cash flow and ~$1.5 billion of free cash flow in the June 2014 quarter. This strong cash generation allowed the company to reduce its adjusted net debt below $8 billion, contribute $300 million of funding to its defined benefit pension plans, and return $275 million to shareholders through dividends and share repurchases.

Guidance

June Quarter 2014
Operating margin	14% – 16%
Cargo and other revenue	$1.35 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$2.93 - $2.98
Profit sharing expense	$325 - $350 million
Non-operating expense	~$175 million

June Quarter 2014 vs. June Quarter 2013
Passenger unit revenue	Up 6%
Consolidated CASM, excluding fuel and profit sharing expense	Up 0% - 1%
System capacity	Up 3%

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $195 million of ancillary business expense in the June quarter. The revenue associated with these ancillary businesses is included in Delta’s guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	In December 2013, Delta reversed its tax valuation allowance based on the past and expected future financial performance of the company. In the June quarter 2014, net income reported will reflect a 38% effective tax rate. There will be no material impact to cash, as Delta’s net operating loss carryforwards of more than $14 billion will largely offset cash taxes due on future earnings.

Share count

•	Delta expects approximately 851 million weighted average diluted shares and approximately 842 million weighted average basic shares outstanding.
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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 2, 2014, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward looking projections: Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Operating Margin

Delta excludes the following special items from operating margin and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, Delta adjusts for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below are:

•	Mark-to-market adjustments on fuel hedges recorded in periods other than the settlement period (“MTM adjustments”). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze Delta’s core operational performance in the periods shown.
•	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Three Months
ended
June 30, 2013
Operating margin	9%
Items excluded:
MTM adjustments	1%
Restructuring and other items	1%
Operating margin, adjusted	11%

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CASM-Ex

We exclude the following items from consolidated cost per available seat mile or unit cost ("CASM") to evaluate the company’s core cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes from this measure (including our non-fuel regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and its year-over-year financial performance.
•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other items. We exclude restructuring and other items from CASM for the same reasons described above under the heading Operating Margin.
(Projected)
Percentage Change
Three Months Ended
June 30, 2014 vs. 2013
CASM	1% to 2%
Items excluded:
Aircraft fuel and related taxes, including MTM adjustments	3%
Ancillary businesses	0%
Profit Sharing	(4)%
Restructuring and other items	0%
CASM-Ex	0% to 1%

Free Cash Flow

Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or generate corporate initiatives.

(Projected)
Three Months Ended
(in billions)	June 30, 2014
Net cash provided by operating activities	$2.0
Net cash used in investing activities	(0.5)
Total free cash flow	$1.5

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Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

(Projected)
Three Months Ended
(in billions)	June 30, 2014
Debt and capital lease obligations	$10.3
Plus: unamortized discount, net	0.3
Adjusted debt and capital lease obligations	$10.6
Plus: 7x last twelve months' aircraft rent	1.4
Adjusted total debt	12.0
Less: cash, cash equivalents and short-term investments	(4.1)
Adjusted net debt	$7.9

Non-operating expense

In addition to excluding the special items described above, Delta excludes the following items from non-operating expense to evaluate the company’s non-fuel cost performance.

•	Loss on extinguishment of debt. Because of variability in the loss on extinguishment of debt, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

(Projected)
Three Months Ended
(in millions)	June 30, 2014
Non-operating expense	$285
Items excluded:
Loss on extinguishment of debt and other	(110)
Non-operating expense excluding special items	$175

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